UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

Galenfeha, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-188800	46-2283393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	420 Throckmorton Street, Suite 200 Ft. Worth, Texas 76102 (Address of principal executive offices)	76102 (Zip Code)

(800) 280-2404

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 21, 2016, the company filed a Form 8-K with the commission which disclosed the conditions of the newly created Series B preferred stock. The Series B preferred stock votes 1:1; is subject to all splits the same as common; converts back to common 1:1; and cannot be converted back to common for resale in the open market until a 30 day VWAP (volume weighted average price) of $.45 cents has been met in Galenfeha’s public trading market. All future sales of company securities by affiliates will adhere to rules and regulations of the Commission.

On December 30, 2016, the affiliates of the company moved a total of 27,347,563 common shares into the Series B preferred stock, and at the time of this filing, the outstanding share structure of the Company’s common stock is 68,718,537

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2016

GALENFEHA, INC.

/s/ LaNell Armour

LaNell Armour

Secretary/Treasurer